Exhibit 99.1

Aptiv Reports First Quarter 2023 Financial Results
Strong Bookings and Record Revenue

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today reported first quarter 2023 U.S. GAAP earnings of $0.54 per diluted share. Excluding special items, first quarter earnings totaled $0.91 per diluted share.

First Quarter Financial Highlights Include:
•U.S. GAAP revenue of $4.8 billion, an increase of 15%
◦Revenue increased 15% adjusted for currency exchange, commodity movements and acquisitions; growth over market of 6% based on AWM1 of 9%
•U.S. GAAP net income of $146 million, diluted earnings per share of $0.54
◦Excluding special items, diluted earnings per share of $0.91
•U.S. GAAP operating income margin of 7.2%
◦Adjusted Operating Income margin of 9.1%, Adjusted Operating Income of $437 million; Adjusted EBITDA margin of 12.3%; Adjusted EBITDA of $594 million
•Returned $70 million to shareholders through share repurchases

“We had a strong start to the year with record revenue and near-record bookings in the first quarter, underscoring Aptiv's increasing competitive differentiation and strategic value to our customers as the industry transitions further towards the fully-electrified, software-defined vehicle,” said Kevin Clark, chairman and chief executive officer. “Bolstered by our recent acquisitions of Wind River and Intercable Automotive, we continue to gain commercial traction across our portfolio, particularly in our Smart Vehicle ArchitectureTM and high voltage platforms. Combined with our relentless focus on execution and operational excellence, we remain confident in our ability to deliver on our outlook for 2023.”

First Quarter 2023 Results
For the three months ended March 31, 2023, the Company reported U.S. GAAP revenue of $4.8 billion, an increase of 15% from the prior year period. Adjusted for currency exchange, commodity movements and acquisitions, revenue increased by 15% in the first quarter. This reflects growth of 24% in Europe, 14% in North America, 7% in Asia, which includes an increase of 2% in China, and 11% in South America, our smallest region.
The Company reported first quarter 2023 U.S. GAAP net income of $146 million and earnings of $0.54 per diluted share, compared to $73 million and $0.27 per diluted share in the prior year period. First quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $258 million, or earnings of $0.91 per diluted share, compared to $180 million, or $0.63 per diluted share, in the prior year period.

1	Represents global vehicle production weighted to the geographic regions in which the Company generates its revenue (“AWM”).

First quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $437 million, compared to $324 million in the prior year period. Adjusted Operating Income margin was 9.1%, compared to 7.8% in the prior year period, reflecting our revenue growth over market of 6%, increased global vehicle production, pricing and the results from our recent acquisitions. Depreciation and amortization expense totaled $216 million, an increase from $191 million in the prior year period.
Interest expense for the first quarter totaled $67 million, an increase from $43 million in the prior year period, which primarily reflects impacts from our $2.5 billion debt issuance in the middle of the first quarter of 2022 in anticipation of the Wind River Systems, Inc. acquisition.
Tax expense in the first quarter of 2023 was $34 million, resulting in an effective tax rate of approximately 12%. Tax expense in the first quarter of 2022 was $21 million, resulting in an effective tax rate of approximately 12%.
Net cash flow used in operating activities totaled $9 million in the first quarter, compared to $202 million in the prior year period. As of March 31, 2023, the Company had cash and cash equivalents of $1.1 billion and total available liquidity of $3.6 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income, Adjusted EBITDA and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Share Repurchase Program
During the first quarter of 2023, the Company repurchased 0.6 million shares for approximately $70 million, leaving approximately $1.9 billion available for future share repurchases. All repurchased shares were retired.

Full Year 2023 Outlook
The Company’s full year 2023 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2023
Net sales	$18,700 - $19,300
Adjusted EBITDA	$2,585 - $2,745
Adjusted EBITDA margin	13.8% - 14.2%
Adjusted operating income	$1,920 - $2,080
Adjusted operating income margin	10.3% - 10.8%
Adjusted net income per share (1)	$4.00 - $4.50
Cash flow from operations	$1,900
Capital expenditures	$950
Adjusted effective tax rate	~14.5%
(1) The Company’s full year 2023 financial guidance includes approximately $1.10 per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.239.9838 (U.S.) or +1.323.794.2577 (international) or through a webcast at ir.aptiv.com. The conference ID number is 1161786. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), asset impairments and other related charges, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding for the period. The Adjusted Weighted Average Number of Diluted Shares Outstanding assumes the application of the if-converted method of share dilution, if not already applied for GAAP purposes of calculating the weighted average number of diluted shares outstanding. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; global inflationary pressures; uncertainties posed by the COVID-19 pandemic and the difficulty in predicting its future course and its impact on the global economy and the Company’s future operations; uncertainties created by the conflict between Ukraine and Russia, and its impacts to the European and global economies and our operations in each country; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the Company’s products, including the ongoing semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the United States-Mexico-Canada Agreement; changes to tax laws; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(in millions, except per share amounts)
Net sales	$4,818	$4,178
Operating expenses:
Cost of sales	4,058	3,589
Selling, general and administrative	342	274
Amortization	59	37
Restructuring	11	22
Total operating expenses	4,470	3,922
Operating income	348	256
Interest expense	(67)	(43)
Other expense, net	(1)	(39)
Income before income taxes and equity loss	280	174
Income tax expense	(34)	(21)
Income before equity loss	246	153
Equity loss, net of tax	(82)	(63)
Net income	164	90
Net income attributable to noncontrolling interest	3	1
Net loss attributable to redeemable noncontrolling interest	(1)	—
Net income attributable to Aptiv	162	89
Mandatory convertible preferred share dividends	(16)	(16)
Net income attributable to ordinary shareholders	$146	$73

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$0.54	$0.27
Weighted average number of diluted shares outstanding	271.17	271.16

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2023	December 31, 2022
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,100	$1,531
Accounts receivable, net	3,564	3,433
Inventories	2,485	2,340
Other current assets	576	480
Total current assets	7,725	7,784
Long-term assets:
Property, net	3,545	3,495
Operating lease right-of-use assets	443	451
Investments in affiliates	1,651	1,723
Intangible assets, net	2,534	2,585
Goodwill	5,099	5,106
Other long-term assets	719	740
Total long-term assets	13,991	14,100
Total assets	$21,716	$21,884
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$45	$31
Accounts payable	2,996	3,150
Accrued liabilities	1,467	1,684
Total current liabilities	4,508	4,865
Long-term liabilities:
Long-term debt	6,473	6,460
Pension benefit obligations	368	354
Long-term operating lease liabilities	355	361
Other long-term liabilities	740	750
Total long-term liabilities	7,936	7,925
Total liabilities	12,444	12,790
Commitments and contingencies
Redeemable noncontrolling interest	97	96

Total Aptiv shareholders’ equity	8,983	8,809
Noncontrolling interest	192	189
Total shareholders’ equity	9,175	8,998
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$21,716	$21,884

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(in millions)
Cash flows from operating activities:
Net income	$164	$90
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	216	191
Restructuring expense, net of cash paid	(24)	7
Deferred income taxes	(7)	(1)
Loss from equity method investments, net of dividends received	82	63
Other, net	33	15
Changes in operating assets and liabilities:
Accounts receivable, net	(131)	(270)
Inventories	(144)	(298)
Accounts payable	(73)	1
Other, net	(117)	4
Pension contributions	(8)	(4)
Net cash used in operating activities	(9)	(202)
Cash flows from investing activities:
Capital expenditures	(269)	(247)
Proceeds from sale of property	—	2
Cost of business acquisitions and other transactions, net of cash acquired	(38)	(220)
Proceeds from sale of technology investments	—	2
Cost of technology investments	(1)	(1)
Settlement of derivatives	(1)	(1)
Net cash used in investing activities	(309)	(465)
Cash flows from financing activities:
Decrease in other short and long-term debt, net	(8)	(1)
Proceeds from issuance of senior notes, net of issuance costs	—	2,472
Dividend payments of consolidated affiliates to minority shareholders	—	(8)
Repurchase of ordinary shares	(68)	—
Distribution of mandatory convertible preferred share cash dividends	(16)	(16)
Taxes withheld and paid on employees’ restricted share awards	(30)	(36)
Net cash (used in) provided by financing activities	(122)	2,411
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	2	(6)
(Decrease) increase in cash, cash equivalents and restricted cash	(438)	1,738
Cash, cash equivalents and restricted cash at beginning of the period	1,555	3,139
Cash, cash equivalents and restricted cash at end of the period	$1,117	$4,877

Reconciliation of cash, cash equivalents and restricted cash and cash classified as assets held for sale
	March 31,
	2023	2022
	(in millions)
Cash, cash equivalents and restricted cash	$1,100	$4,877
Cash classified as assets held for sale	17	—
Total cash, cash equivalents and restricted cash	$1,117	$4,877

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended March 31,
	2023	2022	%
	(in millions)
Net Sales
Signal and Power Solutions	$3,464	$3,106	12%
Advanced Safety and User Experience	1,366	1,082	26%
Eliminations and Other (a)	(12)	(10)
Net Sales	$4,818	$4,178

Adjusted Operating Income
Signal and Power Solutions	$374	$308	21%
Advanced Safety and User Experience	63	16	294%
Adjusted Operating Income	$437	$324

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to ordinary shareholders for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023	2022
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	271.01	270.79
Dilutive shares related to RSUs	0.16	0.37
Weighted average ordinary shares outstanding, including dilutive shares	271.17	271.16
Net income per share attributable to ordinary shareholders:
Basic	$0.54	$0.27
Diluted	$0.54	$0.27

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended March 31, 2023

Reported net sales % change	15%
Less: foreign currency exchange and commodities	(4)%
Less: acquisitions	4%
Adjusted revenue growth	15%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended March 31,
	2023		2022
	($ in millions)
	$	Margin	$	Margin
Net income attributable to Aptiv	$162		$89
Interest expense	67		43
Other expense, net	1		39
Income tax expense	34		21
Equity loss, net of tax	82		63
Net income attributable to noncontrolling interest	3		1
Net loss attributable to redeemable noncontrolling interest	(1)		—
Operating income	$348	7.2%	$256	6.1%
Amortization	59		37
Restructuring	11		22
Other acquisition and portfolio project costs	14		9
Compensation expense related to acquisitions	5		—
Adjusted operating income	$437	9.1%	$324	7.8%

Segment Adjusted Operating Income
(in millions)
Three Months Ended March 31, 2023	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$319	$29	$348
Amortization	36	23	59
Restructuring	7	4	11
Other acquisition and portfolio project costs	12	2	14
Compensation expense related to acquisitions	—	5	5
Adjusted operating income	$374	$63	$437

Depreciation and amortization (a)	$149	$67	$216

Three Months Ended March 31, 2022	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income (loss)	$257	$(1)	$256
Amortization	35	2	37
Restructuring	9	13	22
Other acquisition and portfolio project costs	7	2	9
Adjusted operating income	$308	$16	$324

Depreciation and amortization (a)	$146	$45	$191

(a)	Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2023	2022
	(in millions)
Net income attributable to Aptiv	$162	$89
Interest expense	67	43
Income tax expense	34	21
Net income attributable to noncontrolling interest	3	1
Net loss attributable to redeemable noncontrolling interest	(1)	—
Depreciation and amortization	216	191
EBITDA	$481	$345
Other expense, net	1	39
Equity loss, net of tax	82	63
Restructuring	11	22
Other acquisition and portfolio project costs	14	9
Compensation expense related to acquisitions	5	—
Adjusted EBITDA	$594	$478

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding, as reconciled below, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2023	2022
	(in millions, except per share amounts)
Net income attributable to ordinary shareholders	$146	$73
Mandatory convertible preferred share dividends	16	16
Net income attributable to Aptiv	162	89
Adjusting items:
Amortization	59	37
Restructuring	11	22
Other acquisition and portfolio project costs	14	9
Compensation expense related to acquisitions	5	—
Impairment of equity investments without readily determinable fair value	18	—
Loss on change in fair value of publicly traded equity securities	3	32
Tax impact of adjusting items (a)	(14)	(9)
Adjusted net income attributable to Aptiv	$258	$180

Adjusted weighted average number of diluted shares outstanding (b)	283.54	283.53
Diluted net income per share attributable to ordinary shareholders	$0.54	$0.27
Adjusted net income per share	$0.91	$0.63

(a)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.
(b)
In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. Unless earlier converted, each share of MCPS will automatically convert on June 15, 2023 into between 1.0754 and 1.3173 shares of Aptiv’s ordinary shares, subject to further anti-dilution adjustments. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the anticipated MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS and issuance of the underlying ordinary shares applying the “if-converted” method on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into ordinary shares no later than June 15, 2023.

Adjusted Weighted Average Number of Diluted Shares Outstanding:
	Three Months Ended March 31,
	2023	2022
	(in millions)
Weighted average number of diluted shares outstanding	271.17	271.16
Weighted average MCPS Converted Shares	12.37	12.37
Adjusted weighted average number of diluted shares outstanding	283.54	283.53

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended March 31,
	2023	2022
	(in millions)
Cash flows from operating activities:
Net income	$164	$90
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	216	191
Restructuring expense, net of cash paid	(24)	7
Working capital	(348)	(567)
Pension contributions	(8)	(4)
Other, net	(9)	81
Net cash used in operating activities	(9)	(202)

Cash flows from investing activities:
Capital expenditures	(269)	(247)
Cost of business acquisitions and other transactions, net of cash acquired	(38)	(220)
Proceeds from sale of technology investments	—	2
Cost of technology investments	(1)	(1)
Settlement of derivatives	(1)	(1)
Other, net	—	2
Net cash used in investing activities	(309)	(465)

Adjusting items:
Adjustment for cost of business acquisitions and other transactions, net of cash acquired	38	220
Cash flow before financing	$(280)	$(447)

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2023 (1)
	($ in millions)
Adjusted Operating Income	$	Margin (2)
Net income attributable to Aptiv	$830
Interest expense	235
Other income, net	(15)
Income tax expense	195
Equity loss, net of tax	300
Net income attributable to noncontrolling interest (3)	15
Operating income	$1,560	8.2%
Amortization	230
Restructuring	110
Other acquisition and portfolio project costs	65
Compensation expense related to acquisitions	35
Adjusted operating income	$2,000	10.5%

Adjusted EBITDA
Net income attributable to Aptiv	$830
Interest expense	235
Income tax expense	195
Net income attributable to noncontrolling interest (3)	15
Depreciation and amortization	895
EBITDA	$2,170	11.4%
Other income, net	(15)
Equity loss, net of tax	300
Restructuring	110
Other acquisition and portfolio project costs	65
Compensation expense related to acquisitions	35
Adjusted EBITDA	$2,665	14.0%

(1)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(2)	Represents operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.
(3)	Includes portion attributable to redeemable noncontrolling interest.

Estimated Full Year
2023 (1)
Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to ordinary shareholders	$800
Mandatory convertible preferred share dividends	30
Net income attributable to Aptiv	830
Adjusting items:
Amortization	230
Restructuring	110
Other acquisition and portfolio project costs	65
Compensation expense related to acquisitions	35
Tax impact of adjusting items	(60)
Adjusted net income attributable to Aptiv	$1,210

Adjusted weighted average number of diluted shares outstanding	284.28
Diluted net income per share attributable to ordinary shareholders	$2.81
Adjusted net income per share	$4.25

(1)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Jane Wu
+1.617.603.7941
jane.wu@aptiv.com